Exhibit 2.1

SECRETARY OF STATE STATE OF NEVADA CORPORATE CHARTER I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AFTERMARKET ENTERPRISES, INC., did on August 4, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 7, 2006. DEAN HELLER Secretary of State By /s/ Diana A. Speltz Certification Clerk

Certified Copy August 7, 2006 Job Number: C20060804-1305 Reference Number: Expedite: Through Date: The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report. Document Number(s) 20060501609-19 Description Articles of Incorporation Number of Pages 1 Pages/1 Copies Respectfully /s/ Dean Heller Secretary of STate By: Diana A. Speltz Certification Clerk

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

August 7, 2006

Document Number(s)	Description	Number of Pages
20060501609-19	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Articles of Incorporation Entity#E0580842006-1 Document Number 20060501609-19 Date Filed: 8/4/2006 1:25:45 PM In the office of Dean Heller secretary of state 1. Name of Corporation Aftermarket Enterprises, Inc. 2. Resident Agent Name and Street Address: Nevada Agency and Trust Company 50 West Liberty Street Reno Nevada 89501 3. Shares: Number of shares with par value: 100,000,000 Number of Shares without par value: -0- Name & Addresses of Board of Directors/Trustee: 1. Adam Anthony 276 Encanto Ave Pismo Beach CA 93449 5. Purpose: The purpose of this Corporation shall be: The Corporation may engage in any lawful business under the laws of the state of Nevada. (See Attached) 6. Names, Address and Signature of Incorporator: Adam Anthony /s/ Adam Anthony 276 Encanto Ave Pismo Beach CA 93449 7. Certificate of Acceptance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for the above named corporation. /s/ signature 8/4/06

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Aftermarket Enterprises, Inc.		
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Nevada Agency and Trust Company Name		
	50 West Liberty Street Street Address	Reno City	Nevada 89501 Zip Code
	Optional Mailing Address	City	State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 (See Atta Par value: $ 0.001	Number of shares without par value: -0-	
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. Adam Anthony Name		
	276 Encanto Ave Street Address	Pismo Beach City	CA 93449 State Zip Code
	2. Name		
	Street Address	City	State Zip Code
	3. Name		
	Street Address	City	State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: The Corporation may engage in any lawful business under the laws of the state of Nevada. (See Attached)		
6. **Names, Address and Signature of Incorporator.** (attach additional page if more than 1 incorporator)	Adam Anthony Name	[signature] Signature	
	276 Encanto Ave Address	Pismo Beach City	CA 93449 State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company	8/4/06 Date	

This form must be accompanied by appropriate fees

Certificate of Correction 1. The name of the entity for which correction is being made: AFTERMARKET ENTERPRISES, INC. 2. Description of the original document for which correction is being made: ARTICLES OF INCORPORATION 3. Filing date of the original document for which correction is being made: 08/04/2006 4. Description of the inaccuracy or defect. PREPARED ARTICLES OF INCORPORATION OF AFTERMARKET ENTERPRISES, INC. WERE NOT ATTACHED. 5. Correction of the inaccuracy or defect. PREPARED ARTICLES OF INCORPORATION OF AFTERMARKET ENTERPRISES, INC. PAGES 1-7, ARE ATTACHED. 6. Signature: /s/ Adam Anthony Incorporator 8-10-06

ARTICLES OF INCORPORATION
OF
AFTERMARKET ENTERPRISES, INC.

The undersigned incorporator, being a natural person more than eighteen (18) years of age and acting as the sole incorporator of the above-named corporation (hereinafter referred to as the "Corporation") hereby adopts the following Articles of Incorporation for the Corporation.

ARTICLE I
NAME

The name of the Corporation shall be: Aftermarket Enterprises, Inc.

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES

The Corporation is organized for the purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue a total of 100,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 90,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)  designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)  create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)  alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)  increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V
NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VI
NO CUMULATIVE VOTING

Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

ARTICLE VII
NO PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VIII
TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a)  The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b)  The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c)  The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

ARTICLE IX
INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a)  The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b)  The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

ARTICLE X
LIMITATION ON DIRECTORS LIABILITY

To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE XII
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation in the State of Nevada is 50 West Liberty Street, Reno, Nevada 89501. The name and address of the Corporation's initial resident agent is:

Nevada Agency and Trust Company
50 West Liberty Street
Reno, Nevada 89501

Either the principal office or the resident agent may be changed in the manner provided by law.

ARTICLE XIII
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

ARTICLE XIV
ADOPTION AND AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

ARTICLE XV
GOVERNING BOARD

The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director or as otherwise specified in its bylaws or director’s resolutions.

The first board of directors shall consist of two people. The name and address of the people who are to serve as the initial directors until the first annual meeting of the stockholders and until such person's successor is elected and shall qualify is as follows:

NAME	ADDRESS
Adam Anthony	276 Encanto Ave., Pismo Beach, CA 93449

ARTICLE XVI
POWERS OF GOVERNING BOARD

The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing.

ARTICLE XVII
INCORPORATOR

The name and mailing address of the incorporator signing these articles of incorporation is as follows:

NAME	ADDRESS
Adam Anthony	276 Encanto Ave., Pismo Beach, CA 93449

The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring and certifying that the facts contained herein are true.

DATED this 4th day of August 2006.

SIGNATURE OF ACCEPTANCE OF INITIAL RESIDENT AGENT

On this ( ) day of August, 2006, Nevada Agency and Trust Company hereby accepts appointment as resident agent for Aftermarket Enterprises, Inc. as named in the foregoing Articles of Incorporation.

Nevada Agency and Trust Company

By: _________________________________
A Duly Authorized Officer/Resident Agent